EXHIBIT 1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k) under the Act, the undersigned hereby agree (i) to the joint filing on behalf of each of them of a statement on Schedule 13D (including amendments thereto) with respect to the Class A common stock, $0.01 par value per share, of Cumulus Media Inc. and (ii) that this Joint Filing Agreement be included as an exhibit to such joint filing, provided that, as contemplated by Section 13d-1(k)(ii) of the Act, no person shall be responsible for the completeness and accuracy of the information concerning the other person making the filing unless such person knows or has reason to believe such information is inaccurate.

In evidence thereof, the undersigned, being duly authorized, hereby execute this Agreement this December 14, 2012.

CRESTVIEW RADIO INVESTORS, LLC

By:          Crestview Partners II, L.P., its managing member

By:          Crestview Partners II GP, L.P., its general partner

By:         Crestview, L.L.C., its general partner

By:           /s/ Evelyn C. Pellicone
Name:     Evelyn C. Pellicone
Title:       Chief Financial Officer

CRESTVIEW PARTNERS II, L.P.
CRESTVIEW PARTNERS II (FF), L.P.
CRESTVIEW PARTNERS II (TE), L.P.
CRESTVIEW OFFSHORE HOLDINGS II (CAYMAN), L.P.
CRESTVIEW OFFSHORE HOLDINGS II (FF CAYMAN), L.P.
CRESTVIEW OFFSHORE HOLDINGS II (892 CAYMAN), L.P.

By:          Crestview Partners II GP, L.P.,
the general partner of each limited partnership above

By:          Crestview, L.L.C., its general partner

By:            /s/ Evelyn C. Pellicone
Name:     Evelyn C. Pellicone
Title:       Chief Financial Officer

CRESTVIEW PARTNERS II GP, L.P.

By:          Crestview, L.L.C., its general partner

By:           /s/ Evelyn C. Pellicone
Name:     Evelyn C. Pellicone
Title:       Chief Financial Officer

CRESTVIEW ADVISORS, L.L.C.

By:           /s/ Evelyn C. Pellicone
Name:     Evelyn C. Pellicone
Title:       Chief Financial Officer

(All transactions were made in the open market)

Date of Transaction	Person Effecting Transaction	Amount of Shares of Class A Common Stock	Purchase Price per Share
12/12/2012	Crestview Radio Investors, LLC	800,000 (1)	$2.4000 (2)
12/13/2012	Crestview Radio Investors, LLC	454,297 (1)	$2.4000 (2)
12/14/2012	Crestview Radio Investors, LLC	223,931 (1)	$2.4729 (2)

(1)  The amount of shares represents the aggregate amount of shares that were purchased in the sales that were executed on each corresponding day.

(2)  The price represents the approximate average price per share of sales that were executed on each corresponding day.